Exhibit 5.1

Pillsbury Winthrop Shaw Pittman LLP
Four Embarcadero Center, 22nd Floor  |  San Francisco, CA 94111-5998  |  tel 415.983.1000  |  fax 415.983.1200

MAILING ADDRESS:  P.O. Box 2824, San Francisco, CA 94126-2824

December 11, 2024

Farmers & Merchants Bancorp
111 West Pine Street
Lodi, California 95240

Re:          Registration Statement on Form S-8

Ladies and Gentlemen:

We are acting as counsel for Farmers & Merchants Bancorp, a Delaware corporation (the “Company”), in connection with the Registration Statement on Form S‑8 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) relating to the registration of 80,000 shares (the “Shares”) of the Company’s common stock, par value $0.01 per share, issuable pursuant to the Company’s 2025 Restricted Stock Retirement Plan (the “Plan”).

We have reviewed the Registration Statement, the Plan and such other documents, records, certificates and other materials, and have reviewed and are familiar with such corporate proceedings and satisfied ourselves as to such other matters, as we have considered relevant or necessary as a basis for our opinions set forth in this letter. In such review, we have assumed the accuracy and completeness of all agreements, documents, records, certificates and other materials submitted to us, the conformity with the originals of all such materials submitted to us as copies (whether or not certified and including facsimiles), the authenticity of the originals of such materials and all materials submitted to us as originals, the genuineness of all signatures and the legal capacity of all natural persons.

On the basis of the assumptions and subject to the qualifications and limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when issued and sold in accordance with the Plan, will be validly issued, fully paid and nonassessable.

Our opinions set forth in this letter are limited to the General Corporation Law of the State of Delaware, as in effect on the date hereof.

We hereby consent to the filing of this letter as Exhibit 5.1 to the Registration Statement.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Pillsbury Winthrop Shaw Pittman LLP